EXHIBIT 10.10


                          FINANCIAL SERVICES AGREEMENT
                                     BETWEEN
                         FIRST AMERICAN FINANCIAL GROUP
                                       AND
                              ADZONE RESEARCH, INC.


     WHEREAS, ADZONE RESEARCH, INC. (ADZR), whose address is 211 Roanoke Avenue, Riverhead, NY 11901, is desirous of securing financing vis a vis a Private Placement or any other form of financing acceptable to ADZR, and

     WHEREAS, FIRST AMERICAN FINANCIAL GROUP (First American), whose address is 140 Broadway, 46th Floor, New York, NY 10005, is interested inn acting as a Financial Consultant to ADZR in the pursuit of its desired objective,

     NOW, THEREFORE, both parties do hereby agree to the following:

     1. ADZR will compensate First American as outlined in #3 herein for any successful negotiation resulting from an introduction made by First American to any of its Investment Funds.

     2. All negotiations shall be conducted through First American to the extent that First American deems it appropriate.

     3. First American shall be entitled to compensation as follows:

         i. A cash fee equal to five percent (5%) of the gross amount of any financing accepted by ADZR.

         ii. That number of common shares of ADZR equal to five percent (5%) of the gross amount of any financing accepted by ADZR divided by the price per share (valuation) agreed to with the Investor.

     4. In consideration of the expense to be incurred by First American, ADZR hereby agrees to pay a non-accountable expense allowance to First American in the sum of ten thousand dollars ($10,000). Fifty percent ($5,000) is due and payable upon signing of this Agreement; fifty percent ($5,000) is due and payable upon first funding.

     5. In consideration of the relationship between First American and its Fund, ADZR agrees that said fees as outlined in #3 herein shall be payable to First American on any additional financing(s) provided by any of its Funds to ADZR for a period of sixty (60) months from date.

     Further this Agreement is also binding on subsidiaries or affiliates of ADZR, its principals, and their successors and assigns.

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     6. ADZR will be  responsible  for providing all of the necessary  corporate material, financial information and access to data reasonably required for First American to perform its duties.

     7. ADZR acknowledges that the Terms and Conditions of this Agreement, and/or any related Term Sheet, as well as any information pertaining to any of First American's Investment Funds or any other Financing sources are to be considered strictly Confidential. No information pertaining to, but not limited to, the above may be distributed to the public or any third party without the express written permission of First American.

     8. Any and all claims, disputes, controversies or differences arising between the parties hereto in relation to or in connection with this Agreement, shall be settled according to the rules of the American Arbitration Association in New York County, New York before one Arbitrator selected in accordance with said rules. The decision of such Arbitrator shall be final and binding upon the parties hereto and may be enforced by any court having jurisdiction over the subject matter contained therein. In addition to any Award granted, the prevailing party shall be entitled to payment of all costs and expenses related to the Arbitration.

     9. This Agreement represents the total agreement between the parties. This contract cannot be modified or changed unless done so in writing and signed by all parties hereto.

     10. This Agreement shall be governed by the Laws of the State of New York. Should any portion of this Agreement be held to be illegal, then only that portion shall be void and not the entire Agreement.

     11. ADZR acknowledges that First American is neither attorneys, accountants nor brokers and is acting exclusively as an independent contractor on a financial consulting basis. Accordingly, ADZR and/or its Officers, Directors, Employees or assigns hereby agree to indemnify and hold First American harmless from and against any losses, claims, damages, liabilities, fees, costs or expenses arising from any transaction agreed upon between an Investment Fund and ADZR.

     12. The undersigned acknowledges that he has authority from the Board of Directors of ADZONE Research, Inc. to execute this Agreement.

Agreed & Accepted:

ADZONE RESEARCH, INC.                             FIRST AMERICAN FINANCIAL GROUP


s/ CHARLES CARDONA                                s/ WILLIAM J. ROGERS, JR
----------------------------------                ------------------------------
Charles Cardona                                   William J. Rogers, Jr.
Chief Executive Officer, Chairman                 Managing Director

Dated:  June 20, 2002                             Dated:  June 19, 2002